EXHIBIT 99

KOGER EQUITY, INC.
[KOGER LOGO]	225 NE Mizner Boulevard, Suite 200 Boca Raton, Florida 33432

NEWS

FOR IMMEDIATE RELEASE

Koger Equity, Inc. Announces Dividend on Preferred Stock

Boca Raton, Florida—February 17, 2004— Koger Equity, Inc. (NYSE:KE) announced today that its Board of Directors declared a dividend of $0.53125 per the Company’s 8 1/2% Series A Cumulative Redeemable

Preferred shares to be paid on March 15, 2004 to shareholders of record on March 1, 2004. This dividend covers the quarter beginning December 15, 2003 through March 14, 2004.

About Koger Equity

Koger Equity, Inc. owns or has interests in 130 office buildings, containing 10.2 million rentable square feet, primarily located in 19 suburban office projects and two urban centers in 11 metropolitan areas in the Southeastern United States and Texas.

For more information about Koger Equity, contact its website at http://www.koger.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.